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                                                                     EXHIBIT 23



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements No. 33-94444 and 33-96082 of Standard Federal Bancorporation, Inc. on Forms S-8 of our report dated January 16, 1997, appearing in this Annual Report on Form 10-K of Standard Federal Bancorporation, Inc. for the year ended December 31, 1996.



Deloitte & Touche LLP
Detroit, Michigan

February 25, 1997